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                                                                   EXHIBIT 23(a)



                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of The Elder-Beerman Stores Corp. on Form S-8, pertaining to 500,000 common shares registered under The Elder-Beerman Stores Corp. Equity and Performance Incentive Plan, of our report dated April 17, 2002, appearing in the Annual Report on Form 10-K of The Elder-Beerman Stores Corp. for the year ended February 2, 2002.

DELOITTE & TOUCHE LLP

Dayton, Ohio
July 30, 2002